Exhibit 99.1

CPI INTERNATIONAL TO ACQUIRE CODAN SATCOM

Acquisition will broaden CPI’s portfolio of solid-state products for the communications industry

PALO ALTO, Calif. and NEWTON, South Australia – May 30, 2012 – CPI International Holding Corp. and its wholly owned subsidiary CPI International, Inc. (CPI), a leading provider of microwave, radio frequency (RF), power and control solutions for critical defense, communications, medical and other applications, today announced they have entered into a definitive agreement to acquire the Codan Satcom business from Codan Limited (ASX: CDA).  Codan Satcom is a prominent supplier of solid-state RF subsystems for satellite communications services to commercial and government end users.  Codan Satcom has operations in Newton, South Australia and Boalsburg, Pa.

Under the terms of the agreement, CPI will acquire Codan Satcom for a payment of $9.0 million in cash, subject to certain adjustments, to be funded entirely from cash on hand.  If certain financial and other objectives are achieved in the two years following the acquisition, CPI has also agreed to make additional earnout payments to Codan of up to $4.5 million.  CPI will acquire certain of the Australian-based assets of Codan Satcom, as well as Codan Satcom’s Pennsylvania-based Locus Microwave operations.  The Pennsylvania-based operations were formerly Locus Microwave, Inc., a manufacturer of microwave radio products for satellite communications, before that company was acquired by Codan Limited in April 2009.

CPI intends to integrate the Codan Satcom business into its Communications & Medical Products Division in Ontario, Canada.  The Australian-based operations of Codan Satcom, which design and manufacture C-band and Ku-band subsystems and block-up converters (BUCs), will be relocated to CPI’s existing Canadian facilities over a period of approximately nine months.  The Pennsylvania-based Locus Microwave operations, which design and manufacture X-band and Ku-band BUCs, primarily for military communications applications, will remain in their current location and are expected to expand as CPI increases the capabilities of those operations.  CPI plans to retain a number of key research and development personnel from the Australian-based operations and establish a local engineering center for these employees.

“Codan Satcom has been recognized as a well-established world leader in solid-state RF subsystems for satellite communications for many years,” said Joe Caldarelli, chief executive officer of CPI.  “They have successfully served a global base of customers with specialized products and world-class manufacturing expertise.  CPI and Codan Satcom serve many of the same commercial and military communications customers, and Codan Satcom’s excellent reputation and worldwide coverage will both complement and expand CPI’s current business in the satellite communications market.  With the addition of Codan Satcom’s BUCs to CPI’s existing portfolio of solid-state and vacuum electron device-based satellite communications products, we believe CPI will offer customers the most complete line of satellite communications amplifiers operating at all satellite uplink frequencies and power levels.  Additionally, Codan Satcom’s Locus Microwave operations have developed excellent product coverage for X-band military communications applications, which are widely expected to enjoy significant growth over the next several years as numerous dedicated government X-band satellite communications networks, including the Wideband Global Satellite Communications (WGS) network, are deployed.”

Donald McGurk, managing director and chief executive officer of Codan Limited, stated, “As we evaluated strategic alternatives for our Satcom business, Codan’s key objective was to ensure that we found a buyer who had the focus, resources and desire necessary to nurture and grow the satellite communications business to its fullest potential.  We feel that we found that buyer in CPI, and we are confident that our customers will continue to be served well under their management.  Sharing many of the same values and goals as Codan, CPI has the required expertise in manufacturing high-quality RF products, a global sales and distribution channel and decades of experience in providing excellent customer service for the demanding satellite communications market.  We are pleased that Codan Satcom is being acquired by CPI.”

The acquisition of Codan Satcom, which is expected to close by the end of June, is projected to contribute approximately $20 million in sales to CPI annually.  Once the relocation of the Australian-based operations has been completed and excluding the impact of purchase accounting, the acquisition is expected to be accretive for CPI.  The acquisition is subject to customary closing conditions.

About CPI International Holding Corp.

CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC, a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries LLC develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.
About Codan Limited

Codan Limited, which listed on the Australian Stock Exchange in November 2003, designs, manufactures and markets a diversified range of products and systems for the international high frequency radio, satellite and terrestrial microwave communications markets, and for the consumer and countermine metal detection markets.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Statements that include the words “expect,” “intent,” “plan,” “believe,” “project,” “anticipation,” “will,” “may,” “would,” “intends” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements.  These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; inability to obtain raw materials and component; and the failure to realize the anticipated benefits of the transaction, including as a result of a  delay in completing the transaction or a delay or difficulty in integrating the Codan Satcom business with that of CPI.  The foregoing review of important factors should not be viewed as exhaustive and should be read in conjunction with other cautionary statements and  risks that are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contacts:
Amanda Mogin, Communications & Power Industries, investor relations, +1.650.846.3998, amanda.mogin@cpii.com

Donald McGurk, Codan Limited, Managing Director and CEO, +61 (0) 8 8305 0392, donald.mcgurk@codan.com.au